GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
ANNOUNCES 3rd QUARTER 2018
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, September 27, 2018 -- Genuine Parts Company (NYSE: GPC) plans to release Third Quarter Earnings on October 18, 2018. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. The public may access the call on the Company’s website, www.genpt.com, by clicking “Investors,” or by dialing 877-407-0789. The conference ID is 13683506. If you are unable to participate during the call, a replay of the call will be available on the Company’s website or toll-free at 844-512-2921, ID 13683506, two hours after the completion of the conference call until 12:00 a.m. Eastern time on November 2, 2018.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the UK, Germany and Poland. The Company also distributes industrial replacement parts and electrical and electronic materials in the U.S., Canada and Mexico through its Industrial Parts Group. S. P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. and in Canada. Genuine Parts Company had 2017 revenues of $16.3 billion. Further information is available at www.genpt.com.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations – (678) 934-5628